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                  [LETTERHEAD OF VANDEBERG JOHNSON & GANDARA]

                                April 23, 1997



Board of Directors
IAS Communications, Inc.
10751 Shellbridge Way
Suite 185
Richmond, B.C.  V6X 2W8
CANADA

     RE:  1,000,000 SHARES OF CLASS A VOTING STOCK - LEGAL OPINION
          ---------------------------------------------------------
          CONCERNING THE VALIDITY OF SECURITIES OFFERED
          ---------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of Class A Voting Common Stock, no par value per share (the "Shares") of IAS Communications, Inc., an Oregon corporation (the "Company"), authorized for issuance pursuant to the Company's Performance Stock Plan. A Registration Statement on Form S-8 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares.

     In connection with the offering of the Shares, we have examined: (i) the Performance Stock Plan, which is filed as Exhibit 99.1 to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

     Our opinion assumes that (i) the Shares are issued in accordance with the terms of the Performance Stock Plan and the Company's Bylaws and (ii) the Company continues to have sufficient shares of Class A Voting Common Stock, no par value, available for issuance pursuant to the Performance Stock Plan.

                                  Exhibit 5.1
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Board of Directors
March 17, 1997
Page 2

     Based and relying solely upon the foregoing, we are of the opinion that (i) the Shares that will be issued pursuant to the Performance Stock Plan have been duly authorized and (ii) upon issuance of the Shares by the Company in accordance with the terms of the Performance Stock Plan after the Registration Statement has become effective under the Act, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

                                  VANDEBERG JOHNSON & GANDARA

                                  /s/ James L. Vandeberg

                                 James L. Vandeberg

JLV/dw